UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2020

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Denise A. Paulonis as Chief Financial Officer

On January 7, 2020, Sprouts Farmers Market, Inc. (“Sprouts” or the “Company”) announced the appointment of Denise A. Paulonis as the Company’s Chief Financial Officer and Treasurer, effective February 21, 2020. Ms. Paulonis will act as the Company’s principal financial and accounting officer.

Ms. Paulonis, age 47, most recently served as Executive Vice President and Chief Financial Officer of The Michaels Companies (“Michaels”), the largest arts and crafts specialty retailer in North America, from August 2016 to January 2020.  Ms. Paulonis previously served Michaels as Senior Vice President of Finance from November 2015 to August 2016 and Vice President of Investor Relations, Treasury and Corporate Finance from September 2014 to November 2015. Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo, including Vice President of Financial Planning and Analysis of the Frito Lay division from August 2013 to September 2014, Vice President of Finance and Strategy of PepsiCo U.S. Sales from January 2011 to July 2013, and Vice President of Corporate Strategy and Development from August 2009 to January 2011. Prior to joining PepsiCo, Ms. Paulonis held various senior positions with McKinsey & Company from February 2006 to July 2009 and Bank of America from August 2004 to December 2005. Ms. Paulonis has also served on the Board of Directors of Sally Beauty Holdings, Inc. since May 2018.

The Company entered into an offer letter with Ms. Paulonis providing for the terms of her employment with the Company (the “Paulonis Offer Letter”). The Paulonis Offer Letter provides for an annualized base salary of $650,000, short-term incentive bonus potential targeted at 75% of Ms. Paulonis’s base salary (with a maximum of 150% of base salary), annual equity awards valued at 1.0 times Ms. Paulonis’s base salary comprised 50% of time-based restricted stock units (“RSUs”) and 50% performance share awards, pursuant to the Company’s long-term incentive plan established by the Compensation Committee of the Company’s Board of Directors, and a one-time equity award grant of $750,000, comprised 100% of RSUs. The Paulonis Offer Letter further provides that Ms. Paulonis will receive a sign-on cash award of $250,000 and relocation reimbursement and is eligible to participate in the Company’s Amended and Restated Executive Severance & Change-in-Control Plan, along with the Company’s health, welfare and 401(k) plans.

The foregoing description of the Paulonis Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Paulonis Offer Letter, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings pursuant to which Ms. Paulonis was appointed as Chief Financial Officer and Treasurer.

Effective upon Ms. Paulonis’s appointment as Chief Financial Officer and Treasurer on February 21, 2020, Lawrence (“Chip”) P. Molloy will step down as Interim Chief Financial Officer and Treasurer, but will remain with the Company in his capacity as an independent member of its Board of Directors.

On January 7, 2020, the Company issued a press release announcing the aforementioned changes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc. to Denise Paulonis

99.1	Press release of Sprouts Farmers Market, Inc., dated January 7, 2020, entitled “Sprouts Farmers Market, Inc. Announces New Chief Financial Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: January 7, 2020	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary